UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2006

NOVT Corporation

(Exact name of registrant as specified in its charter)

Florida	0-20727	59-2787476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 South Winchester Blvd., Suite 500 San Jose, California	95128
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 236-7517

4350 International Blvd.

Norcross, Georgia 30093

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment No. 3 to Amended and Restated Rights Agreement

On May 31, 2006 (the “Effective Date”), NOVT Corporation (the “Company”) entered into an amendment no. 3 (the “Amendment No. 3 to Rights Agreement”) to the Amended and Restated Rights Agreement, dated as of July 29, 1999, between the Company and American Stock Transfer & Trust Company, as the rights agent, as amended pursuant to Amendment No. 1 to Amended and Restated Rights Agreement, dated as of May 18, 2005 (the “Amendment No. 1 to Rights Agreement”), and as further amended pursuant to Amendment No. 2 to Amended and Restated Rights Agreement, dated as of January 30, 2006 (as amended, the “Rights Agreement”).

Pursuant to the Amendment No. 3 to Rights Agreement, the definition of an “Acquiring Person” set forth in Section 1(a) of the Rights Agreement has been amended to reduce the requisite threshold for a person or “group” to be an Acquiring Person from 30% or more of the Company’s outstanding common shares to 4.9% or more of the Company’s outstanding common shares. With respect to those persons or groups who beneficially own 4.9% or more of the Company’s outstanding common shares as of the Effective Date, such persons or groups will not be deemed to be an Acquiring Person until such time as any such person or group increases its beneficial ownership by 1% or more (subject to downward adjustment by the Board of Directors under certain circumstances).

The purpose of the Amendment No. 3 to Rights Agreement is to seek to preserve the Company’s existing net operating losses, or “NOLs,” for tax purposes, which NOLs are discussed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 31, 2006, although there can be no assurance that the Amendment No. 3 to Rights Agreement will protect the Company’s NOLs or that the Company will ever be able to realize any economic value from its NOLs. Under the Internal Revenue Code of 1986, as amended (the “Code”), and the rules promulgated by the Internal Revenue Service, the Company may carry forward its NOLs in certain circumstances to offset any future earnings that the Company may have. The Company’s future use of its NOLs could be substantially limited or lost altogether in the event of an “ownership change,” as defined under Section 382 of the Code. In general, the Code provides that a company experiences an ownership change if holders of at least 5% of the outstanding shares of common stock, or “5% holders,” increase their aggregate ownership interest in the company over a three-year testing period by more than 50 percentage points, measured in terms of the market value of the company’s capital stock. The Amendment No. 3 to Rights Agreement is intended to reduce the likelihood of an ownership change under the Code, by discouraging any person or group from acquiring enough shares to constitute 4.9% or more of the outstanding common shares of the Company. The Amendment No. 3 to Rights Agreement also discourages existing holders of 4.9% or more of the Company’s outstanding common shares from acquiring additional shares representing an additional 1% or more. The Amendment No. 3 to Rights Agreement further provides that the Board of Directors may exempt any person or group that owns 4.9% or more of the outstanding common shares if the Board of Directors determines that the person or group’s ownership will not jeopardize or endanger the availability to the Company of its NOLs. The Amended and Restated Rights Agreement, including the Amendment No. 3 to Rights Agreement, also have anti-takeover effects.

The Amendment No. 3 to Rights Agreement also terminated as of the Effective Date the Amendment No. 1 to Rights Agreement which had previously been entered into by the Company to facilitate the proposed merger of the Company and ONI Medical Systems, Inc. pursuant to the agreement and plan of merger dated as of May 18, 2006, which merger agreement was terminated on September 26, 2005. The Amendment No. 3 to Rights Agreement also extends the final expiration date of the rights distributed pursuant to the Rights Agreement from November 25, 2006 to May 31, 2009.

The above description of the Amendment No. 3 to Rights Agreement is qualified in its entirety by reference to the Amendment No. 3 to Rights Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4 and is incorporated herein by reference. Other than as set forth in the Amendment No. 3 to Rights Agreement, all other terms and conditions of the Rights Agreement remain unchanged and in full force and effect.

Note: Forward-looking statements contained in this Current Report on Form 8-K involve a variety of risks and uncertainties. Actual results or events could differ materially from those anticipated in forward-looking statements. These risks and uncertainties include whether the Rights Agreement, as amended pursuant to Amendment No. 3 to

Rights Agreement, will protect the Company’s shareholders from an acquisition of the Company’s common shares that would result in an “ownership change” under Section 382 of the Code, as well as risks and uncertainties that are set forth from time to time in the Company’s SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006.

Consulting Arrangement With Respect to Subhash C. Sarda

As previously reported on a Current Report on Form 8-K filed with the SEC on March 15, 2006, in connection with the continued employment of Subhash C. Sarda, the Company’s Vice President, Finance and Chief Financial Officer, the Company entered into an interim executive services agreement on March 9, 2006 with Tatum, LLC (“Tatum”), an executive services and consulting firm. Mr. Sarda became a partner of Tatum in December 2005. As previously reported on a Current Report on Form 8-K filed with the SEC on April 6, 2006, the employment of Mr. Sarda was scheduled to terminate effective May 31, 2006 pursuant to a letter agreement, and amendments to such letter agreement, previously entered into between the Company and Mr. Sarda.

On June 1, 2006, the Company entered into a Project Work Agreement (the “Project Work Agreement”) with Tatum in order to retain the consulting services of Mr. Sarda, who ceased to be employed by the Company as its Vice President, Finance and Chief Financial Officer on May 31, 2006 and who will cease to be a non-officer employee of the Company on June 3, 2006. The Project Work Agreement provides that Mr. Sarda will be retained through Tatum as a consultant to the Company to provide financial and accounting services at the request of the Company. Pursuant to the Project Work Agreement, the Company will pay directly to Tatum an hourly fee of $225 or a daily fee of $1,800 for the services of Mr. Sarda as such services may be requested from time to time by the Company. The above description of the Project Work Agreement is qualified in its entirety by reference to the Project Work Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10 and is incorporated herein by reference.

Item. 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 31, 2006, the Company’s Board of Directors appointed Terry R. Gibson to replace Mr. Sarda as the Company’s Vice President, Finance and Chief Financial Officer, effective June 1, 2006. Mr. Gibson will serve as both the Company’s principal financial officer and principal accounting officer. Mr. Gibson will be paid an annual fee of $100,000 in consideration of his part-time commitment to the business and affairs of the Company. Mr. Gibson serves the Company as a consultant and no contract or employment agreement was entered into between the Company and Mr. Gibson.

Mr. Gibson (age 52) currently serves as the Chief Executive Officer of CoSine Communications, Inc. (“CoSine”), a position he has held since January 16, 2005 and also currently serves as the Executive Vice President and Chief Financial Officer of CoSine, a position he has held since joining CoSine in January 2002. Mr. Gibson will continue to hold such positions following his appointment as the Company’s Vice President, Finance and Chief Financial Officer. Prior to his employment at CoSine, Mr. Gibson served as Chief Financial Officer of Calient Networks, Inc. from May 2000 through December 2001. Mr. Gibson served as Chief Financial Officer of Ramp Networks, Inc. from March 1999 to May 2000 and as Chief Financial Officer of GaSonics, International from June 1996 through March 1999. He also served as Vice President and Corporate Controller of Lam Research Corporation from February 1991 through June 1996. Mr. Gibson holds a B.S. in Accounting from the University of Santa Clara.

Item. 5.05. Amendments to the Registrant’s Code of Ethics.

On May 31, 2006, the Board of Directors of the Company amended the Company’s Code of Business Conduct and Ethics (the “Code of Business Conduct and Ethics”) to make certain technical and conforming changes to the Code of Business Conduct and Ethics resulting from (i) the termination of the Company’s Audit Committee and Audit Committee Charter and the assumption of the responsibilities of the Audit Committee by the Company’s full Board of Directors as previously reported on a Current Report on Form 8-K filed with the SEC on April 6, 2006, (ii) the termination of the employment of the Company’s General Counsel as of April 7, 2006 as previously reported on a Current Report on Form 8-K filed with the SEC on April 6, 2006 and the assumption of the responsibilities of the General Counsel under the Code of Business Conduct and Ethics by the Company’s President and Chief Executive

Officer, and (iii) the delisting of the Company’s common shares as of April 3, 2006 from the Nasdaq Stock Market as previously reported on a Current Report on Form 8-K filed with the SEC on March 27, 2006 and that the Company thereafter is no longer subject to the continued listing or other requirements of the Nasdaq Stock Market.

The above description of the changes effected to the Code of Business Conduct and Ethics is qualified in its entirety by reference to the NOVT Corporation Code of Business Conduct and Ethics, a copy of which is attached to this Current Report on Form 8-K as Exhibit 14 and is incorporated herein by reference.

Item 8.01. Other Events.

The Company’s principal executive offices are no longer located at 4350 International Boulevard, Norcross, Georgia 30093 and its telephone number is no longer (770) 717-0904.

The Company’s principal executive offices have been moved to 560 South Winchester Boulevard, Suite 500, San Jose, California 95128 and its new telephone number is (408) 236-7517.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

4	Amendment No. 3 to Amended and Restated Rights Agreement, dated as of May 31, 2006, between NOVT Corporation and American Stock Transfer & Trust Company, as the rights agent.

10	Project Work Agreement, dated as of June 1, 2006, between NOVT Corporation and Tatum, LLC.

14	NOVT Corporation Code of Business Conduct and Ethics.

99	Press release dated as of May 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVT CORPORATION

By:	/s/ John Quicke
Name:	John Quicke
Title:	President and Chief Executive Officer

Date: June 1, 2006

EXHIBIT INDEX

4	Amendment No. 3 to Amended and Restated Rights Agreement, dated as of May 31, 2006, between NOVT Corporation and American Stock Transfer & Trust Company, as the rights agent.

10	Project Work Agreement, dated as of June 1, 2006, between NOVT Corporation and Tatum, LLC.

14	NOVT Corporation Code of Business Conduct and Ethics.

99	Press release dated as of May 31, 2006.